Exhibit 99.1

Contact:	Andrea Calise Kekst and Company (212) 521-4845

Sizeler Property Investors, Inc. to Redeem 9% Convertible Debentures

Due July 15, 2009 on May 2, 2005

— The Company Proceeding With Its Strategic Plan To Enhance Shareholder Value —

New Orleans, LA, March 30,2005—Sizeler Property Investors, Inc. (NYSE: SIZ) announced today that, consistent with its strategy to strengthen Sizeler’s balance sheet and thus enhance stockholder value over the long term, it has called all of its outstanding 9.0% convertible subordinated debentures due July 15, 2009 for redemption on May 2, 2005. The debentures will be redeemed at par plus accrued interest to the redemption date.

Until the May 2, 2005 redemption date, debenture holders have the right to convert their debentures into Sizeler common stock at a conversion price of $11.00 per share. Approximately $56.1 million in principal amount of debentures are outstanding.

Debenture holders who convert their debentures into common stock will be entitled to vote in Sizeler’s 2005 annual meeting of stockholders. The Board of Directors is committed to assuring that the Company’s stockholders have a full opportunity to understand and evaluate all relevant information about Sizeler, particularly the Company’s business plan and related strategic initiatives. In this regard, the Company will establish the annual meeting record date and the meeting date with a view to serving the best interests of all stockholders.

The indenture trustee, JPMorgan Chase & Co., is issuing an official redemption notice, together with instructions for redeeming or converting the debentures.

Sidney W. Lassen, chairman and chief executive officer of Sizeler, stated “the debenture call is part of Sizeler’s previously announced strategic plan to reduce interest cost, improve Sizeler’s balance sheet and position the Company for increasing growth in its business, performance and stockholder value.”

Sizeler’s strategic plan includes:

•	Reducing expenses;

•	Strengthening its balance sheet, including through the sale of appreciated assets;

•	Upgrading its properties;

•	Focusing development and acquisitions on fast growing markets, particularly in Florida, where management can capitalize on its market expertise and achieve economies of scale; and

•	Achieving relative balance between apartment and retail assets.

Sizeler, in furtherance of its strategic plan, recently raised approximately $27.2 million net of offering costs from leading institutional investors through the registered direct placement of 2.6 million newly issued common shares. The net proceeds of the offering and other available funds are being used for Sizeler’s previously announced plan of strengthening its balance sheet and reducing debt, which includes the call of the debentures. Sizeler has previously disclosed that the redemption or conversion of debentures would be accretive to year-ended December 31, 2004 pro forma funds from operations.

Sizeler Property Investors, Inc. is an equity real estate investment trust (REIT) which invests in retail and apartment properties in the southeastern United States. The Company currently owns a total of thirty-one properties—sixteen in Louisiana, eleven in Florida and four in Alabama.

PROXY SOLICITATION

SIZELER AND ITS DIRECTORS AND CERTAIN OF ITS EXECUTIVE OFFICERS AND OTHER PERSONS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER’S PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT IN CONNECTION WITH SIZELER’S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING BECAUSE THESE STATEMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE PRELIMINARY PROXY STATEMENT AND DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SEC, AT THE SEC’S INTERNET WEBSITE WWW.SEC.GOV AND ALSO ON SIZELER’S INTERNET WEBSITE WWW.SIZELER.NET. WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC. WHO IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES AT (800) 654-2468 OR (212) 754-8000 (COLLECT).

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